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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT


                                                         JURISDICTION OF
              SUBSIDIARIES                  OWNERSHIP     INCORPORATION
-----------------------------------------   ---------- ---------------------

Echo Bay Inc.                                  100%    Delaware, U.S.A.
Echo Bay Finance Corporation                   100%    Delaware, U.S.A.
Round Mountain Gold Corporation                100%    Delaware, U.S.A.
Echo Bay Minerals Company                      100%    Delaware, U.S.A.
Sunnyside Gold Corporation                     100%    Delaware, U.S.A.
Echo Bay Exploration Inc.                      100%    Delaware, U.S.A.
Echo Bay Management Corporation                100%    Delaware, U.S.A.
White Pine Gold Corporation                    100%    Delaware, U.S.A.
Echo Bay Alaska Inc.                           100%    Delaware, U.S.A.
Echo Bay Resources Inc.                        100%    Delaware, U.S.A.
633168 Alberta Ltd.                            100%    Alberta, Canada
Echo Bay Sales Ltd.                            100%    Alberta, Canada
Corp. Air Inc.                                 100%    Alberta, Canada
Echo Bay Sales Corporation                     100%    Barbados
Echo Bay Mexico, S.A. de C.V.                  100%    Mexico
Echo Bay Mines de Venezuela, C.A.              100%    Venezuela
Santa Elina Mines Corp.                         58%    British Virgin Islands
Kuranakh Gold Mining Corp.                      50%    Russia
Echo Bay (Barbados) Ltd.                       100%    Barbados
Echo Bay Ecuador, S.A.                         100%    Ecuador
Echo Bay Mines Chile Ltda.                     100%    Chile
Echo Bay Capital Corporation                   100%    Ireland
Echo Bay Exploration Mexico SRL                100%    Mexico
Servicios Echo Bay, S.A. de C.V.               100%    Mexico
Minera Paradones Amarillos S.A. de C.V.         60%    Mexico
Minera San Simon, S.A. de C.V.                 100%    Mexico
Minera Buenos Aires, S.A. de C.V.              100%    Mexico

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                                                          JURISDICTION OF
       SUBSIDIARIES                        OWNERSHIP       INCORPORATION
-----------------------------------------  ---------   ----------------------
Silk Road Gold Corp.                           50%     The Netherlands
Echo Bay International B.V.                   100%     The Netherlands
Echo Bay Mexico B.V.                          100%     The Netherlands
Echo Bay Honduras B.V.                        100%     The Netherlands
Echo Bay Chile B.V.                           100%     The Netherlands
Echo Bay Venezuala B.V.                       100%     The Netherlands
Echo Bay Ecuador B.V.                         100%     The Netherlands
Echo Bay Peru B.V.                            100%     The Netherlands
Echo Bay Brazil B.V.                          100%     The Netherlands
Echo Bay Ghana Exploration B.V.               100%     The Netherlands
Echo Bay Philippines B.V.                     100%     The Netherlands
*Echo Holdings Inc.                            40%     The Philippines
*Echo Bay Mines Philippines Inc.           40%/64%     The Philippines
*Kingking Mines Inc.                       30%/48%     The Philippines
Echo Bay Do Brazil Servicios Ltda.            100%     Brazil
Echo Bay Mines Do Brazil Ltda.                100%     Brazil
Minera Echo Bay del Peru, S.A.                100%     Peru
Mercator Insurance Corporation                100%     Barbados

* Less than 50% ownership. Two percentages given - the first is direct ownership; the second is direct plus indirect.